UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 29, 2023

Date of Report (Date of earliest event reported)

TOPGOLF CALLAWAY BRANDS CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA	92008-7328
(Address of principal executive offices)	(Zip Code)

(760) 931-1771

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	MODG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.*

Background. Topgolf Callaway Brands Corp. (the “Company,” “we” and “our”) manufactures golf balls in its owned golf ball manufacturing plant located in Chicopee, Massachusetts and also uses contract manufacturers in China and Taiwan. In 2022, approximately 75% of the Company’s golf balls (on a unit basis) were manufactured outside of the United States. The Company manufactures all of its urethane golf balls, including urethane golf balls for the professional tour players, in its manufacturing facility located in Chicopee. The Company’s non-urethane golf balls are manufactured predominantly in Asia but also in its Chicopee plant. The Company uses various contract manufacturers in Asia for its non-urethane golf balls, including Launch Technologies, which provided a significant portion of the Company’s non-urethane golf ball supply.

Incident. Last Friday, there was a fire at the Launch Technologies golf ball manufacturing plant in Pintung County, Taiwan. We are working directly with Launch Technologies and local authorities to gather more information about the fire.

A portion of the Company’s value oriented golf balls were manufactured in the facility that was directly impacted by the fire, including the Topgolf range balls. The majority of the golf balls supplied to Callaway Golf by Launch Technologies were manufactured in a separate dedicated facility that was not directly impacted by the fire. However, this separate facility is not currently operational due to both the ongoing investigation and certain shared resources. It is not clear when this separate facility will resume operations.

Our world class supply chain team is diligently working to assess the situation and mitigate the impact of these events on future supply. The Company believes it will be able to mitigate most, if not all, of the impact to Callaway Golf’s golf ball business by shifting supply to its Chicopee plant and other suppliers. While Topgolf range balls were being manufactured at the Launch Technologies plant where the fire occurred, the Company is confident that the fire will not meaningfully impact Topgolf range ball supply or venue openings given current inventory levels and alternate supply sources.

Our thoughts and prayers are with all the first responders, employees, and families of those who have been affected.

*

The information furnished in this Current Report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. All statements other than statements of historical fact made herein are forward-looking statements, including without limitation statements about the extent and impacts of the fire, including without limitation the supply of Topgolf range balls. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including, without limitation, those risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2022. Actual results may differ materially from those in the forward-looking statements as a result of various factors, many of which are beyond the Company’s control. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPGOLF CALLAWAY BRANDS CORP.

Date: September 29, 2023	By:	/s/ Heather D. McAllister
	Name:	Heather D. McAllister
	Title:	Senior Vice President, General Counsel and Corporate Secretary